EXHIBIT 16.1




                                                                  March 31, 2006



U.S. Securities and Exchange Commission 100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of 110 Media Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 29, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                      Very truly yours,

                                      /s/ Wolinetz, Lafazan & Company, P.C.

                                      WOLINETZ, LAFAZAN & COMPANY, P.C.



cc:  William Mobley, CEO, 110 Media Group, Inc.